EXHIBIT 10.1

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Texas AmBioMed, LLC - Distributor Agreement

DISTRIBUTOR NAME: Fuse Medical, LLC

PRINCIPAL CONTACT: Jonathan Brown

ADDRESS:PO Box 101782

Ft. Worth TX 76185

PHONE: 419.351.0444

FAX: 469.519.0549

E-MAIL:jbrown@fusemedical.com

This Distributor Agreement (“Agreement”), effective as of the 2nd day of August 2012 (the “Effective Date”), is entered into by and between Texas AmBioMed, LLC, a Texas limited liability corporation having offices at 1565 N. Central Expressway, Suite 200, Richardson, TX 75080, U.S.A. (“AMBIOMED”), and Fuse Medical, a Delaware limited liability company having an address of PO Box 101782, Fort Worth, TX 76185 (“Distributor”).

BACKGROUND

A. Distributor desires to distribute AMBIOMED Products (as defined below and included in Exhibit A) in the Territory on the terms and conditions set forth below.

B. AMBIOMED desires to appoint Distributor as a distributor of Products in the Territory on the terms and conditions below.

1. DEFINITIONS

1.1. “Customers” shall mean end-user customers for the Products solicited by Distributor within the Territory.

1.2. “Product” or “Products” shall mean AMBIOMED-labeled products listed on Exhibit A attached hereto. Changes to Exhibit A are subject to mutual agreement between the Parties. AMBIOMED is authorized to include subsequent generations and/or developments of Products without Distributor’s approval, provided that the prices remain unchanged. AMBIOMED will provide written notice to Distributor if any such subsequent generations and/or developments of Products are made.

1.3. “Territory” shall mean Global.

2. APPOINTMENT

2.1. Grant. AMBIOMED hereby appoints Distributor, and Distributor hereby accepts the appointment, as AMBIOMED’s non-exclusive party authorized to purchase Products from AMBIOMED for resale and distribution in the Territory and for the indications specified in Exhibit A, provided that Distributor shall not actively market Products elsewhere than in the Territory or for indications other than as specified in Exhibit A. Notwithstanding the foregoing, Distributor shall not market or sell Products to the U.S. Department of Veterans Affairs or U.S. Department of Defense except as a sub-distributor to the distributor designated by AMBIOMED to distribute Product to such government units without reaching mutual agreement between AMBIOMED and Distributor.

2.2. No Other Rights. Except as expressly provided herein, no right, title or interest is granted by AMBIOMED to Distributor.

2.3. No Conflicts. There shall be no conflicts with any competing products associated with this agreement.

3. OBLIGATIONS OF DISTRIBUTOR

3.1. Diligence. Distributor shall diligently promote the marketing and sales of the Products in the Territory. Except as expressly set forth herein, Distributor shall be solely responsible for all costs and expenses related to the advertising, marketing, promotion, exhibition at conferences and distribution of the Products and for performing its obligations. Distributor shall also be responsible for proctoring cases to provide necessary procedural guidance to physicians during their first experiences with the Product. Distributor shall refrain from making any representations or warranties in respect of the Products, except; (i) those representations and warranties authorized in writing by AMBIOMED, in the form of brochures, memoranda, press releases, advertisements, specification sheets or correspondence prepared by or approved by AMBIOMED in accordance with the terms hereof, and (ii) verbal technical assistance that Distributor received from AMBIOMED and that was subsequently confirmed in writing by Distributor.

3.2. Minimum Purchase Requirement. Distributor agrees to purchase the quantities of Product according to the time schedule detailed in Exhibit C hereto during the term of the Agreement (“Minimum Purchases”). If, at the end of any period, where a period is defined as every six (6) month increment beginning with the Effective Date of this Agreement of August 2nd, 2012 and referred to in Section B and Section C of Exhibit C, Distributor has not, for any reason, purchased the corresponding Minimum Purchases, such failure shall be deemed a material breach of this Agreement under Section 16 below.

3.3. Reports. Distributor shall report to AMBIOMED, within thirty (30) days after the end of each calendar quarter, on the Distributor Sales Report Form contained in Exhibit B hereto.

3.4. Training. Distributor will attend, at its own expense, all sales meetings, training sessions, seminars, trade shows and the like for which AMBIOMED reasonably request attendance by Distributor.

AmBioMed Distribution Agreement-(non-exclusive) 01.04.2012	Page 1	AmBioMed (___) Distributor (___)

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4. OBLIGATIONS OF AMBIOMED

4.1. Information and Support.AMBIOMED shall provide Distributor with technical assistance, through meetings and training programs as may be offered by AMBIOMED from time to time.

4.2. Marketing Support.AMBIOMED will assist Distributor with advertising material, sales promotion aids, displays, literature and convention assistance (as requested) and will provide reasonable assistance to Distributor in promotional activities.

4.3. Training.AMBIOMED shall provide Distributor with technical assistance through training programs as may be offered by AMBIOMED in its discretion from time to time.

5. PRICE/PRICE CHANGE

5.1. Price. The prices and fees to be paid by Distributor to AMBIOMED for Products shall be as set forth in Exhibit C - Product Prices, attached hereto for the term of this Agreement (“Price”).

5.2. Price Changes Generally. Price changes are subject to an agreement between the Parties, provided that AMBIOMED in the event receives a price increase from their suppliers or manufacturers, AMBIOMED may pass through these prices increases by up to 10% from the prices set forth in Exhibit C - Product Prices for the term of this Agreement. Such price changes by AMBIOMED shall become effective after ninety (90) days’ written notice to Distributor, and AMBIOMED shall reasonably accept orders at the earlier price received during such ninety (90) day period.

6. TAXES AND OTHER CHARGES.

Prices do not include and are net of any taxes or charges of any kind.

7. PAYMENT

Unless otherwise specified, Products are priced FOB AMBIOMED shipping point. Payment terms are net thirty (30) days from date of shipment. AMBIOMED holds and retains a security interest in Products until payment in full for such Products has been received by AMBIOMED.

8. ORDERS AND ACCEPTANCE

All orders for Products submitted by Distributor shall be placed by written purchase order, signed by Distributor’s authorized signatory, and requesting a shipment date during the term of this Agreement. Such orders constitute firm orders when received by AMBIOMED. All orders for Products are subject to acceptance by AMBIOMED in writing, and AMBIOMED shall have no liability to Distributor with respect to purchase orders that are not accepted. Purchase orders that are not accepted by AMBIOMED are considered accrued toward Minimum Purchases with respect to the Distributor’s obligation to purchase the Minimum Purchases. No partial acceptance of a purchase order shall constitute the acceptance of an entire order, absent the written acceptance of such entire order. To facilitate AMBIOMED’s production scheduling, Distributor shall submit purchase orders to AMBIOMED in accordance with AMBIOMED’s lead times then in effect, which shall be communicated to Distributor upon Distributor’s request. Notwithstanding the foregoing, Distributor understands a third-party will be providing shipping of Products, however AMBIOMED agrees to ensure to Distributor all orders placed by Distributor will be fulfilled and shipped under the exact shipping terms provided and contained within each written purchase order to AMBIOMED.

9. SHIPMENT/RISK OF LOSS

Products delivered pursuant to the terms of this Agreement shall be suitably packed for shipment in AMBIOMED’s standard shipping cartons, marked for shipment to the destination specified in Distributor’s purchase order, and loaded onto the carrier FOB AMBIOMED shipping point. Subject to Section 11, 15 and 18.1 below, all sales are final.

10. ORDER CHANGES PRIOR TO SHIPMENT

Purchase orders for Products may be canceled or rescheduled prior to shipment only with AMBIOMED’s written approval.

11. REJECTION

11.1. Inspection and Acceptance. Distributor shall inspect all Products promptly upon receipt thereof and may reject any Product that is defective as a result of an act or omission by AMBIOMED, provided that Distributor shall (i) within fifteen (15) days after receipt of such alleged defective Product, notify AMBIOMED of its rejection and request a Return Material Authorization (“RMA”) number, and (ii) within ten (10) days of receipt of the RMA number from AMBIOMED, return such rejected Product to AMBIOMED. Products not rejected within the foregoing time periods shall be deemed accepted by Distributor.

AmBioMed Distribution Agreement-(non-exclusive) 01.04.2012	Page 2	AmBioMed (___) Distributor (___)

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

11.2. Repair or Replacement. In the event that AMBIOMED determines that the returned Product is defective and properly rejected by Distributor, AMBIOMED shall at its option repair or replace such defective Product, or accept return for credit of such defective Product. AMBIOMED shall return to Distributor, freight prepaid, all repaired or replaced Products properly rejected by Distributor.

11.3. No other return of Products. Except as set forth in this Section 11 and in Section 15.4, Distributor may not return Products to AMBIOMED.

12. PRODUCT CHANGES

AMBIOMED reserves the right from time to time in its sole discretion, without incurring any liability to Distributor with respect to any previously placed purchase order, to discontinue or to limit its production of any Product; to allocate, terminate or limit deliveries of any Product in time of shortage; to alter the design or construction of any Product; and upon at least ninety (90) days’ notice to Distributor, to change its sales and distribution policies, provided that such changes are not inconsistent with the terms of this Agreement.

13. FORECASTS

By the end of the first week of each quarter, Distributor shall provide AMBIOMED with a good faith six (6) month rolling forecast showing Distributor’s prospective requirements for the Products and anticipated purchase order submittal dates, including all sales and business prospects, in such format as specified by AMBIOMED (“Forecast”). Each Forecast shall cover the six (6) month period commencing on the first day of the quarter following submission of the Forecast to AMBIOMED. Forecasts are for AMBIOMED’s planning purposes only and shall not constitute a binding obligation on the part of AMBIOMED to supply Products in accordance with such Forecasts, nor shall Forecasts constitute firm purchase orders by Distributor.

14. METHOD OF SHIPMENT - RETURNED PRODUCT

Any Product returned to AMBIOMED by Distributor as authorized under this Agreement shall be shipped to AMBIOMED’s facility address first set forth above (or such other location as AMBIOMED may designate in writing) FOB Distributor’s shipping point, and shall be packed in its original packing material. AMBIOMED may refuse to accept any Product not packed and shipped as herein provided. AMBIOMED shall return to Distributor, freight prepaid, all repaired or replaced Products properly rejected by Distributor.

15. LIMITED WARRANTY

15.1. Limited Warranty. Subject to the provisions of this Section 15, AMBIOMED warrants for a period of one (1) year after shipment (i) that each non-amnion based Product is free from material defects in material and workmanship and has a shelf-life of at least six (6) months from the date of shipment to Distributor and (ii) that each amnion based Product has been collected, processed and stored in compliance with all applicable laws and standards, including the AATB Standards and Title 21, Code of Federal Regulations 1271, Human Cells, Tissues, and Cellular and Tissue-Based Products, and has a shelf-life of at least two (2) years from the date of shipment to Distributor.
15.2. DISCLAIMER OF WARRANTIES. EXCEPT AS EXPRESSLY PROVIDED IN SECTION 15.1 ABOVE, AMBIOMED MAKES NO WARRANTIES OR CONDITIONS, EXPRESS, STATUTORY, IMPLIED, OR OTHERWISE, AND AMBIOMED SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES AND CONDITIONS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. NOTWITHSTANDING THE FOREGOING, AMBIOMED DOES NOT EXCLUDE LIABILITY TO THE EXTENT THAT SUCH LIABILITY MAY NOT BE EXCLUDED OR LIMITED BY LAW.

15.3. Distributor Limitations. Except to the extent required by applicable law, Distributor shall not pass on to its Customers a warranty of greater scope or protection than the warranty (including the limited remedy, exclusions, and limitation of liability) set forth in Section 15.1.

15.4. Product Returns. In order to return Product that fails to conform to the warranty set forth in Section 15.1, Distributor shall (i) notify AMBIOMED in writing that such Product failed to conform to the warranty set forth in Section 15.1 and furnish a detailed explanation of any alleged nonconformity, as required by AMBIOMED’s then-current policy; (ii) obtain a RMA number for the nonconforming Product from AMBIOMED; and (iii) within ten (10) days of receipt of the RMA number, return such Product to AMBIOMED as specified by AMBIOMED with the RMA number prominently attached. In the event that any rejected Product is determined by AMBIOMED mutual consent between AMBIOMED and Distributor or third-party evaluation laboratory (whichever you prefer) to not be defective or to have been modified or subjected to stress, misuse, abuse or unauthorized repair, Distributor shall reimburse AMBIOMED for all costs and expenses related to the shipping, insurance, inspection, repair, if any, and return of such Product to and from Distributor.

15.5. Product Recalls. In the event (a) any government authority issues a request, directive or order that any Product be recalled, (b) a court of competent jurisdiction orders such a recall, or (c) AMBIOMED reasonably determines, after consultation with Distributor, that any Product should be recalled, the parties shall take all appropriate corrective actions for recall. AMBIOMED shall have administrative responsibility for effecting any such recall. Distributor shall provide AMBIOMED with necessary customer lists and other information to enable AMBIOMED to conduct such recall activities, and Distributor shall cooperate with AMBIOMED in contacting Customers. Each party shall bear its own costs incurred in connection with such recall except that AMBIOMED shall, at its option, either refund the price for recalled Products or replace recalled Products held by Distributor or its Customers within a reasonable time at AMBIOMED’s expense, including freight and applicable duties. If Distributor is required to compensate its Customers as a result of Product being recalled, then AMBIOMED shall reimburse Distributor for any such compensation up to the amount received by AMBIOMED for the sale of the affected Products to such Customers. The obligations set forth in this Section 15.5 shall survive any termination of this Agreement.

16. TERM AND TERMINATION

16.1. Term. This Agreement shall commence upon the Effective Date and continue in full force and effect for a period of one (1) year thereafter. Unless this Agreement is terminated in writing by either party at an anniversary date of this Agreement, this Agreement shall be extended for additional one (1) year terms.

AmBioMed Distribution Agreement-(non-exclusive) 01.04.2012	Page 3	AmBioMed (___) Distributor (___)

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

16.2. Termination for Cause.AMBIOMED may terminate this Agreement effective upon written notice to Distributor in the event Distributor:

(i) dissolves, ceases to function as a going concern or to conduct operations in the normal course of business or enters into any composition proceedings, or

(ii)  has a petition filed by or against it under any bankruptcy or insolvency law, for example and not for limitation a Petition for winding up the party, which petition has not been dismissed or set aside within ten (10) days of its filing, or makes an assignment for the benefit of creditors under a bankruptcy plan or proceeding; or

(iii) fails to perform any of its obligations (including, without limitation, non-payment of open invoices or failure to maintain minimum purchase requirements) under this Agreement or breaches any covenant herein and fails to cure such failure or breach within fifteen (15) days after written notice of such default.

(iv) acts in a manner of misuse or mistreatment of the Product in accordance with any written information provided from AMBIOMED to Distributor.

16.3. Purchase Orders; No Waiver. Distributor shall be obligated to accept deliveries of Products for which purchase orders were accepted by AMBIOMED prior to the effective date of termination. After any notice of termination has been delivered by either party hereunder, orders for Product not yet shipped by AMBIOMED to Distributor are subject to cancellation at AMBIOMED’s sole option and, if not cancelled, unless otherwise agreed by AMBIOMED, shall require prepayment by Distributor to AMBIOMED. AMBIOMED reserves the right to withhold shipment of Product after Distributor suffers an event in Section 16.2(ii), above. The acceptance of any purchase order from, or the sale or license of any Product to, Distributor after the termination or expiration of this Agreement shall not be construed as a renewal or extension of this Agreement nor as a waiver of termination of this Agreement.

16.4. No Liability for Termination. Except as expressly required by law, in the event of termination of this Agreement by either party in accordance with any of the provisions of this Agreement, neither party shall be liable to the other because of such termination, including but not limited to compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or goodwill, or on account of any expenditures, inventory, investments, leases or other commitments including hiring of personnel, in connection with the business of AMBIOMED or Distributor. Termination shall not, however, relieve either party of obligations incurred prior to the termination.
16.5. Survival. Distributor may sell Products existing in its inventory as of the effective date of termination of this Agreement for a period of one hundred and eighty (180) days after the effective date of such termination (‘WindDown Period”). During the Wind-Down Period, the provisions of Sections 6, 7 and 9 shall survive. In addition to the provisions set forth in this Section 16.5, and by way of example and not of limitation, the following provisions shall survive expiration or any termination of this Agreement: Sections 1, 2.3. 7, 15, 16.4-16.6, 17, 18, 20, 22 and the last sentence of Section 19.2. At AMBIOMED’s sole discretion and upon thirty (30) days’ written notice to Distributor AMBIOMED may repurchase any or all Products from Distributor existing in its inventory for the Price. Costs for shipment shall be borne by Distributor if Distributor terminated this Agreement pursuant to Section 15.1 or if AMBIOMED terminated this Agreement other than pursuant to the last sentence of Section 15.1. In all other cases AMBIOMED shall bear the shipment costs.

16.6. Return of Materials. All Products, trademarks, marks, trade names, patents, copyrights, any Customer information not yet provided to AMBIOMED under Section 3, designs, drawings, formulas or other data, photographs, samples, literature, and sales and promotional aids of every kind shall remain the property of AMBIOMED. Within thirty (30) days after the effective date of termination of this Agreement, Distributor shall at AMBIOMED’s option destroy all tangible items bearing, containing, or contained in, any of the foregoing, in its possession or control and provide written certification of such destruction, or prepare such tangible items for shipment to AMBIOMED or AMBIOMED’s designee, as AMBIOMED may direct, at AMBIOMED’s expense. Distributor shall not make or retain any copies of any Confidential Information (as defined in Section 17 below). which may have been entrusted to it.

17. CONFIDENTIALITY AND RIGHTS PROPRIETARY

17.1. ABIOMED’s Confidentiality. Distributor acknowledges that by reason of its relationship to AMBIOMED hereunder it will have access to certain information and materials concerning AMBIOMED’s business, plans, Customers, technology, and Products, which are confidential and of substantial value to AMBIOMED, which value would be impaired if such information were disclosed to third parties (“Confidential Information”). Distributor agrees that it will not use in any way for its own account or the account of any third party, nor disclose to any third party, any Confidential Information. Distributor shall take every reasonable precaution to protect the confidentiality of Confidential Information. Distributor shall not publish any technical description of the Products beyond the description published by AMBIOMED. In the event of termination of this Agreement, Distributor shall not use or disclose any Confidential Information of AMBIOMED, and Distributor shall not manufacture or have manufactured any products utilizing any of AMBIOMED’s confidential information. without the express written permission of AMBIOMED.

AmBioMed Distribution Agreement-(non-exclusive) 01.04.2012	Page 4	AmBioMed (___) Distributor (___)

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

17.2. Distributor’s Confidentiality. AMBIOMED acknowledges that by reason of its relationship to Distributor hereunder it will have access to certain information and materials concerning Distributor’s business, plans, Customers, technology, and Products, which are confidential and of substantial value to Distributor, which value would be impaired if such information were disclosed to third parties (“Confidential Information”). AMBIOMED agrees that it will not use in any way for its own account or the account of any third party, nor disclose to any third party, any Confidential Information. AMBIOMED shall take every reasonable precaution to protect the confidentiality of Confidential Information. AMBIOMED shall not publish any technical description of the Products beyond the description published by Distributor. In the event of termination of this Agreement, AMBIOMED shall not use or disclose any Confidential Information of Distributor, and AMBIOMED shall not manufacture or have manufactured any products utilizing any of Distributor’s confidential information, without the express written permission of Distributor.

17.3. Proprietary Rights. Distributor agrees that AMBIOMED retains all of its right, title and interest in and to all patent rights, trademarks, trade names, inventions, copyrights, know-how and trade secrets relating to the Products or the product lines that include the Products, and the design, processing, manufacture, operation or service of the Products. The use by Distributor of any of these property rights is authorized only for the purposes herein set forth and upon termination of this Agreement for any reason such authorization will cease. Distributor shall not (and shall require that its Customers do not) remove, alter, cover or obfuscate any proprietary rights notices placed or embedded by AMBIOMED on or in any Product. Distributor shall not apply to register any proprietary rights covered by the Products in its own name.

18. INDEMNIFICATION AGAINST PATENT, COPYRIGHT, TRADEMARK INFRINGEMENT AND PRODUCT LIABILITY

18.1. Indemnity. Distributor agrees that AMBIOMED has the right to defend, or at its option to settle, and AMBIOMED agrees, at its own expense, to defend or at its option to settle, any third party claim, suit or proceeding (collectively, “Action”) brought against Distributor alleging the Products infringe any patent, copyright or trademark in existence as of the Effective Date, subject to the limitations hereinafter set forth. AMBIOMED will have sole control of any such Action or settlement negotiations, and AMBIOMED agrees to pay, subject to the limitations hereinafter set forth, any final judgment entered against Distributor on such issue in any such Action defended by AMBIOMED. Distributor agrees that AMBIOMED will be relieved of the foregoing obligations unless Distributor notifies AMBIOMED promptly in writing of such Action, gives AMBIOMED authority to proceed as contemplated herein, and gives AMBIOMED proper and full information and assistance to settle and/or defend any such Action. If it is adjudicatively determined, or if AMBIOMED believes, that the Products, or any part thereof, infringe any patent, copyright or trademark, or if the sale or use of the Products, or any part thereof, is, as a result, enjoined, then AMBIOMED may, at its election, option, and expense: (i) procure for Distributor the right under such patent, copyright or trademark to sell or use, as appropriate, the Products or such part thereof; or (ii) replace the Products, or part thereof, with other noninfringing suitable Products or parts; or (iii) suitably modify the Products or part thereof; or (iv) remove the Products, or part thereof, terminate distribution or sale thereof and refund the payments paid by Distributor for such Products less a reasonable amount for use and damage. AMBIOMED will not be liable for any costs or expenses incurred without its prior written authorization.
18.1.1 Limitations. Notwithstanding the provisions of Section 18.1, AMBIOMED has no liability to Distributor for (i) any infringement of patent or copyright claims alleging infringement by completed equipment or any assembly, combination, method or process in which any of the Products may be used but not covering the Products standing alone; (ii) any trademark infringements involving any marking or branding not applied by or requested by AMBIOMED , or involving any marking or branding applied by AMBIOMED at the request of Distributor; or (iii) the modification of the Products, or any part thereof, unless such modification was made by AMBIOMED, where such infringement would not have occurred but for such modifications.

18.1.2 Disclaimer. AMBIOMED’S LIABILITY ARISING OUT OF OR RELATING TO SECTIONS 18.1 and 18.1.1 SHALL NOT EXCEED THE AGGREGATE AMOUNTS PAID BY DISTRIBUTOR TO AMBIOMED FOR THE ALLEGEDLY INFRINGING PRODUCTS THAT ARE THE SUBJECT OF THE INFRINGEMENT CLAIM. THE FOREGOING PROVISIONS OF THIS SECTION 18 STATE THE ENTIRE LIABILITY AND OBLIGATIONS OF AMBIOMED AND THE EXCLUSIVE REMEDY OF DISTRIBUTOR AND ITS CUSTOMERS, WITH RESPECT TO ANY ALLEGED PATENT, COPYRIGHT OR TRADEMARK INFRINGEMENT BY THE PRODUCTS OR ANY PART THEREOF.

18.2. Product Liability Indemnification - AMBIOMED. AMBIOMED shall at its own expense indemnify and hold harmless Distributor, and its directors, officers, employees, managers, members, owners, shareholders. and agents, from and against third party claims for actual losses or damages, liabilities, penalties, demands, suits or actions, and related costs and expenses (including, without limitation, Distributor’s reasonable out-of-pocket expenses of investigation and recall, counsel fees, judgments and settlements) for injury to or death of any person or property damage or any other loss suffered or allegedly suffered by any person or entity and arising out of or otherwise in connection with any defect or alleged defect of the Products as sold by AMBIOMED to Distributor under this Agreement (the “Claim”). AMBIOMED will have sole control of any such Claim or settlement negotiations. Distributor agrees that AMBIOMED will be relieved of the foregoing obligations unless Distributor notifies AMBIOMED promptly in writing of such Claim, gives AMBIOMED authority to proceed as contemplated herein, and gives AMBIOMED proper and full information and assistance to settle and/or defend any such Claim.

18.3. AMBIOMED will list and add Distributor as an additional insured entity on all of AMBIOMED’s Product coverage, liability and insurance related policies. AMBIOMED will provide Distributor with an original written copy of Distributor being added and listed on those policies.

AmBioMed Distribution Agreement-(non-exclusive) 01.04.2012	Page 5	AmBioMed (___) Distributor (___)

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

19. USE OF AMBIOMED / MIMEDX TRADEMARKS / TRADE NAMES

19.1. Trademarks. AMBIOMED is a licensed distributor of Mimedx. During the term of this Agreement, Distributor shall have the right to indicate to the public that it is an authorized distributor of the Products and to advertise such Products under the applicable trademarks, marks, and trade names of AMBIOMED and Mimedx as set forth in Exhibit D (“Trademarks”) and in the promotion and distribution of the Products; provided, however, that upon ninety (90) days’ prior written notice to Distributor, AMBIOMED or Mimedx may substitute alternative marks for any or all of the AMBIOMED/Mimedx Trademarks. All representations of AMBIOMED/Mimedx Trademarks that Distributor intends to use shall first be submitted to AMBIOMED/Mimedx for approval (which shall not be unreasonably withheld) of design, color and other details or shall be exact copies of those AmBioMed\Mimedx used by AMBIOMED/Mimedx. In addition, Distributor shall fully comply with all reasonable guidelines, if any, communicated by AMBIOMED/Mimedx concerning the use of AMBIOMED or Mimedx’s Trademarks.

19.2. Use. Distributor shall not alter or remove any of AMBIOMED or Mimedx’s Trademarks affixed to the Products by Mimedx. Except as set forth in this Section 19, nothing contained in this Agreement shall grant or shall be deemed to grant to Distributor any right, title or interest in or to AMBIOMED or Mimedx’s Trademarks. All uses of AMBIOMED or Mimedx’s Trademarks will inure solely to AMBIOMED, Mimedx and Distributor shall obtain no rights with respect to any of AMBIOMED or Mimedx’s Trademarks, other than the right to distribute Products as set forth herein, and Distributor irrevocably assigns to AMBIOMED and Mimedx all such right, title and interest, if any, in any of AMBIOMED or Mimedx’s Trademarks. At no time during or after the term of this Agreement (except to the extent expressly disallowed by applicable law) shall Distributor challenge or assist others to challenge AMBIOMED or Mimedx’s Trademarks or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to those of AMBIOMED or Mimedx, nor use any AMBIOMED or Mimedx Trademark as a business name, nor form a company whose name incorporates any AMBIOMED or Mimedx Trademark. Upon termination of this Agreement, Distributor shall immediately cease to use all AMBIOMED and Mimedx’s Trademarks and any listing by Distributor of AMBIOMED or Mimedx’s name in any telephone book, directory, public record or elsewhere, shall be removed by Distributor as soon as possible, but in any event not later than the subsequent issue of such publication.
20. LIMITATION OF LIABILITY AND DISTRIBUTOR INDEMNITY

20.1. No Consequential Damages. Notwithstanding any terms of this Agreement, in no event shall either party be liable for lost profits, cost of procurement of substitute goods, or any other special, reliance, incidental, or consequential damages incurred by the other party, however caused and under any theory of liability whether based in contract, tort (including negligence), or otherwise. The foregoing limitations shall apply regardless of whether such party has been advised of the possibility of such damages and notwithstanding the failure of essential purpose of any limited remedy stated herein.

20.2. Distributor Indemnity. Distributor shall at its own expense indemnify and hold harmless AMBIOMED and its directors, officers, employees and agents, from and against any and all third party claims, other than product liability claims referred to in Section 18.2, for losses, actual damages liabilities, penalties, suits or actions, and related reasonable costs and expenses (including, without limitation, AMBIOMED’s expenses of investigation and recall, counsel fees, judgments and settlements) for any injury to or death of any person or property damage or other actual loss suffered by any person or entity and arising out of or resulting from the negligence, misconduct, bad faith, misrepresentation, false claim, failure to act or to refrain from acting where required to act, unauthorized repair or alteration of any Product, errors and omissions in advertising and promotional materials and the like of or by Distributor and/or its agents, employees, officers, directors, shareholders, partners (collectively, such claims, etc., referred to herein as “Damages Claim”), it being clearly acknowledged, understood and agreed that Distributor shall be held strictly liable for its conduct and shall fully indemnify AMBIOMED from any Damages Claim as stated herein.

21. COMPLIANCE WITH LAWS

Nothing in this Agreement shall require either party to take any action that would violate any governmental regulation or law to which either of them is subject. Distributor shall, at its sole cost and expense, obtain in the Territory such governmental approvals, licenses or permits as may be necessary to effectuate the purposes of this Agreement, and shall comply with all federal, state and local laws, regulations and rulings of governmental bodies having jurisdiction over Distributor’s business, in respect of the sale of the Products.

AmBioMed Distribution Agreement-(non-exclusive) 01.04.2012	Page 6	AmBioMed (___) Distributor (___)

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

22. MISCELLANEOUS PROVISIONS

22.1. Independent Contractors. The relationship of AMBIOMED and Distributor established by this Agreement is that of independent contractors, and neither party is an employee, agent, partner or joint venturer of the other. No agency relationship between the parties, whether expressed or implied, is created by this Agreement.

22.2. Assignment. Distributor may not transfer or assign its rights or obligations under this Agreement without the prior written consent of AMBIOMED. Subject to the foregoing sentence, this Agreement will be binding upon and inure to the benefit of the parties hereto, their successors and assigns. Successors of AMBIOMED shall include any party which acquires all or part of the business or assets of AMBIOMED or into which AMBIOMED merges.

22.3. No Implied Waivers. The failure of either party at any time to require performance by the other of any provision hereof shall not affect the right of such party to require performance at any time thereafter, nor shall the waiver of either party of a breach of any provision hereof be taken or held to be a waiver of a provision itself.

22.4. Severability. If any provision of this Agreement is held to be invalid by a court of competent jurisdiction, then the remaining provisions will nevertheless remain in full force and effect. The parties agree to renegotiate in good faith those provisions so held to be invalid to be valid, enforceable provisions which provisions shall reflect as closely as possible the original intent of the parties, and further agree to be bound by the mutually agreed substitute provision.

22.5. Force Majeure. Except for payment of monies, neither party shall be liable for failure to fulfill its obligations under this Agreement or any purchase order issued hereunder or for delays in delivery due to causes beyond its reasonable control, including, but not limited to, acts of God, man-made or natural disasters, earthquakes, fire, riots, flood, material shortages, strikes, delays in transportation or inability to obtain labor or materials through its regular sources. The time for performance of any such obligation shall be extended for the time period lost by reason of the delay.

22.6. Conflicting Terms. The parties agree that the terms and conditions of this Agreement shall prevail, notwithstanding contrary or additional terms, in any purchase order, sales acknowledgment, confirmation or any other document issued by either party effecting the purchase and/or sale of Products, unless the parties agree otherwise in writing.

22.7. Headings. Headings of paragraphs herein are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

22.8. Applicability of Terms. The provisions of this Agreement under which the liability of AMBIOMED is excluded or limited shall not apply to the extent that such exclusions or limitations are declared illegal or void under the laws applicable in the Territory in which Products are sold, unless the illegality or invalidity is cured under the laws of the Territory by the fact that the law of the State of Georgia governs this Agreement.
22.9. Notice. Any notice required or permitted to be given under this Agreement shall be delivered (i) by hand with proper receipt acknowledged by the recipient, (ii) by registered or certified mail, postage prepaid, return receipt requested, to the address of the other party first set forth above, or to such other address as a party may designate by written notice in accordance with this Section 22.9, (iii) by overnight courier, or (iv) by fax with confirming letter mailed under the conditions described in (ii) above. Notice so given shall be deemed effective when received, or if not received by reason of fault of addressee, when delivered. Notice to Distributor shall be sent to the attention of General Counsel.

22.10. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior negotiations and agreements relating thereto, written or oral, between the parties. Amendments to this Agreement must be in writing, signed by the duly authorized officers of the parties.

22.11. Governing Law. This Agreement shall be governed by and construed under the law of the State of Texas, without regard to conflict of laws principles and venue for any action brought shall be in Dallas County, Texas.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement effective as of the Effective Date.

FUSE MEDICAL, LLC

by: /s/ Jonathan Brown
Jonathan Brown, COO

Texas AmBioMed, LLC.

by: /s/ Mark Brooks
Mark Brooks, President & COO

Attached Exhibits
Exhibit A:     Product List
Exhibit B:      Distributor Sales Report Form - BLANK
Exhibit C:      Product Prices; Minimum Purchase Requirements; Initial Purchase Requirement
Exhibit D:      Trademarks

AmBioMed Distribution Agreement-(non-exclusive) 01.04.2012	Page 7	AmBioMed (___) Distributor (___)

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit A

Product List

Product Name	Indications	P/N/Size

AmnioFix® Spine Products	Spine	All Product Sizes

AmnioFix® Nerve Wrap	Nerve Wrap	All Product Sizes

EpiFix®	Wound Care	All Product Sizes

AmBioChoice	All	All Product Sizes

AmBioChoice Plus	All	All Product Sizes

AmBioMed Distribution Agreement-(non-exclusive) 01.04.2012	Page 8	AmBioMed (___) Distributor (___)

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit B

Distributor Sales Report Form

Sales during quarter ended day/month/year
Account	Product Code	Date of Sale	Number of Units

Rolling Forecast for next 6 months from day/month/year
Product Code	Jan	Feb	Mar	April	May	June	Total

Product Code	July	Aug	Sept	Oct	Nov	Dec	Total

AmBioMed Distribution Agreement-(non-exclusive) 01.04.2012	Page 9	AmBioMed (___) Distributor (___)

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
Exhibit C

Product Prices; Minimum Purchase Requirements; Initial Purchase

A) DISTRIBUTOR PRICE LIST FOR PRODUCTS AS PER EXHIBIT A:

	Human Amniotic Membrane Tissue	Stocking Distributor Pricing 2012
Part Number	Part Description	Tier A 10-24		Tier B 25-124		Tier C 125-250
ABC-5160	AmBioChoice Amniotic Membrane Allograft 16mm Disc	$	[*******]	$	[*******]	$	[*******]
ABC-5230	AmBloChoice Amniotic Membrane Allograft 2cm x 3cm	$	[*******]	$	[*******]	$	[*******]
ABC-5440	AmBioChoice Amniotic Membrane Allograft 4cm x 4cm	$	[*******]	$	[*******]	$	[*******]
ABC-5460	AmBioChoice Amniotic Membrane Allograft 4cm x 6cm	$	[*******]	$	[*******]	$	[*******]
ABP-5230	AmBioChoice Plus Amniotic Membrane Allograft 2cm x 3cm	$	[*******]	$	[*******]	$	[*******]
ABP-5440	AmBioChoice Plus Amniotic Membrane Allograft 4cm x 4cm	$	[*******]	$	[*******]	$	[*******]
ABP-5460	AmBioChoice Plus Amniotic Membrane Allograft 4cm x 6cm	$	[*******]	$	[*******]	$	[*******]
GS-5160	EpiFIx® Amniotic Membrane Allograft 16mm Disc	$	[*******]	$	[*******]	$	[*******]
GS-5230	EpiFix® Amniotic Membrane Allograft 2cm x 3cm	$	[*******]	$	[*******]	$	[*******]
GS-5440	EpiFix® Amniotic Membrane Allograft 4cm x 4cm	$	[*******]	$	[*******]	$	[*******]
BC-5770	EpiFix® Amniotic Membrane Allograft 7cm x 7cm	$	[*******]	$	[*******]	$	[*******]
APS-5160	AmnioFix Amniotic Membrane Allograft 16mm Disk	$	[*******]	$	[*******]	$	[*******]
APS-5230	AmnioFix Amniotic Membrane Allograft 2cm x 3cm	$	[*******]	$	[*******]	$	[*******]
APS-5440	AmnioFix Amniotic Membrane Allograft 4cm x 4cm	$	[*******]	$	[*******]	$	[*******]
AAS-5330	AmnioFix Amniotic Membrane Allograft 3cm x 3cm	$	[*******]	$	[*******]	$	[*******]
AAS-5440	AmnioFix Amniotic Membrane Allograft 4cm x 4cm	$	[*******]	$	[*******]	$	[*******]
AAS-5460	AmnioFix Amniotic Membrane Allograft 4cm x 6cm	$	[*******]	$	[*******]	$	[*******]
AAS-5660	AmnioFix Amniotic Membrane Allograft 6cm x 6cm	$	[*******]	$	[*******]	$	[*******]
TN-5220	AmnioFix Nerve Wrap Amniotic Membrane Allograft 2cm x 2cm	$	[*******]	$	[*******]	$	[*******]
TN-5240	AmnioFix Nerve Wrap Amniotic Membrane Allograft 2cm x 4cm	$	[*******]	$	[*******]	$	[*******]
TN-5360	AmnioFix Nerve Wrap Amniotic Membrane Allograft 3cm x 6cm	$	[*******]	$	[*******]	$	[*******]
TN-5460	AmnioFix Nerve Wrap Amniotic Membrane Allograft 4cm x 6cm	$	[*******]	$	[*******]	$	[*******]
AI-5050	Amniotic Membrane Tissue, Micronized 0.5ml	$	[*******]	$	[*******]	$	[*******]
Al-5125	Amniotic Membrane Tissue, Micronized 1.25ml	$	[*******]	$	[*******]	$	[*******]
AI-5200	Amniotic Membrane Tissue, Micronized 2.0ml	$	[*******]	$	[*******]	$	[*******]

B) INITIAL PURCHASE AND TIER LEVEL PURCHASE REQUIREMENT:

The initial purchase order will be defined and determined as the total purchase order quantity as a combination of the products listed from the table above which are purchased by Distributor from AMBIOMED within the first thirty (30) days from Effective Date of this Agreement. This initial purchase order will set the Tier Level Pricing for Dislributor, for all products listed from the table above, for a period of six (6) months from Effective Date of this Agreement. All purchase orders placed within that six (6) month period will remain at the initial tier level. After the initial period of six (6) months, from the Effective Date of this Agreement, Distributor will establish a new Tier Level Price for the next six (6) month period with the same thirty (30) day purchase period principles in affect. In the event, the order quantity of a single order exceed that of the specified tier, that single order may extend into the next tier level pricing. Order quantities are not cumulative over the six (6) month period.

Note: Products must be purchased in the Order Increments as stated. If payment is not received within the payment terms or the minimum purchase requirement is not met for six (6) month period as described above, pricing will be increased to Tier A for all open invoices at the time of default.

C) MINIMUM PURCHASE REQUIREMENT:

Distributor agrees to a minimum purchase requirement of ten (10) units of Human Amniolic Membrane Tissue from the Price List for Products table above hereunto Exhibit C during each corresponding six (6) month period of this Agreement described in Section B above.

AmBioMed Distribution Agreement-(non-exclusive) 01.04.2012	Page 10	AmBioMed (___) Distributor (___)

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit D

Trademarks

Registered for Mimedx
MiMedx®
HydroFix®
EpiFix®
AmnioFix®
Purion®

*

AmBioMed Distribution Agreement-(non-exclusive) 01.04.2012	Page 11	AmBioMed (___) Distributor (___)